Exhibit 99.1

United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended January 31, 2009

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(120,332,850)
Unrealized Gain (Loss) on Market Value of Futures	(51,513,940)
Interest Income	225,759
ETF Transaction Fees	24,000
Total Income (Loss)	$(171,597,031)

Expenses
Investment Advisory Fee	$358,104
Brokerage Commissions	118,857
K-1 Tax Expense	57,815
NYMEX License Fee	15,458
Audit Fees	13,589
SEC & FINRA Registration Expense	12,400
Non-interested Directors' Fees and Expenses	4,841
Total Expenses	$581,064
Net Gain (Loss)	$(172,178,095)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 1/1/09	$695,714,510
Additions (10,200,000 Units)	212,070,703
Withdrawals (800,000 Units)	(17,665,084)
Net Gain (Loss)	(172,178,095)

Net Asset Value End of Period	$717,942,034
Net Asset Value Per Unit (39,300,000 Units)	$18.27

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2009 is accurate and complete.

/s/ Howard Mah
Howard Mah Chief Financial Officer United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502